Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128953, 333-12473, 333‑66781, 333-88373, 333-51294, 333-110650, 333-119272, 333-175388, 333-169673, 333-147587 and 333-128953), Form S-2 (No. 333-83840) and Form S-3 (Nos. 333-127494, 333-128943, 333-38086, 333‑94093, 333-52265, 333-107422, 333-108921, 333-113045, 333-116980, 333-118641 and 333-193019) of CollabRx Inc. of our report dated June 26, 2015 relating to the consolidated financial statements as of and for the years ended March 31, 2015 and 2014 which appears in this Form 10-K.

/s/ Burr PilgerMayer, Inc.

San Francisco, California
June 26, 2015